Exhibit 4.1

NUMBER	SHARES
Guardian Zone Technologies, Inc.
a Delaware Corporation
This Certifies that                                                                             is the owner of                                                                            fully paid and non-assessable shares of Common Stock of the par value $.0001 each of Guardian Zone Technologies, Inc.
Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
     Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated

SECRETARY	PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT —			Custodian
					(Cust)		(Minor)
TEN ENT	-	as tenants by the entireties			under Uniform Gifts to Minors

J T TEN	-	As joint tenants with right of survivorship and not as tenants in common		Act.

(Shares)
Additional abbreviations may also be used though not in the above list.
For value Received ____ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the Books of the within named Corporation with full power of substitution in the premises.

Dated	,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER